                                                                 Exhibit 4.15(b)


THIS WARRANT AND THE COMMON STOCK PURCHASABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.

                          COMMON STOCK PURCHASE WARRANT

Warrant No.  101                                         Number of Shares: 4,876

                          ABOVENET COMMUNICATIONS INC.


                            Void after June 30, 2004




         1. ISSUANCE. AboveNet Communications Inc., a Delaware corporation (hereinafter with its successors, the "Company") hereby issues this Warrant to Rudolph & Sletten for good and valuable consideration, the receipt of which is hereby acknowledged.

         2. PURCHASE PRICE; NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share of $40.375 (the "Purchase Price"), 4,876 fully paid and nonassessable shares of Common Stock of the Company (the "Stock"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company (the "Board"), or (iv) by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause
(iii) above.

         4. NET ISSUE ELECTION. At any time from time to time, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Stock as is computed using the following formula:

X = Y (A-B)
    -------
       A

         Where:

                  X = the number of shares to be issued to the Holder pursuant to this Section 4.

                  Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

                  A = the fair market value of one share of Stock, as determined in good faith by the Board, as at the time the net issue election is made pursuant to this
                           Section 4.

                  B =       the Purchase Price in effect under this Warrant at
                           the time the net issue election is made pursuant to this Section 4.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Stock.

         5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         6. ISSUANCE DATE. The person or persons in whose name or names any certificate representing shares of Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         7. EXPIRATION DATE. This Warrant shall expire at the close of business on June 30, 2004, and shall be void thereafter.

         8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. DIVIDENDS. If after June 30, 1999 (the "Original Issue Date"), the Company shall subdivide the Stock, by split-up or otherwise, or combine the Stock, or issue additional shares of Stock in payment of a stock dividend on the Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         10. MERGERS AND RECLASSIFICATIONS. If after the Original Issue Date there shall be any reclassification, capital reorganization or change of the Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

         11. CERTIFICATE OF ADJUSTMENT. Whenever the number of shares issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         12. NOTICES OF RECORD DATE, ETC. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company (other than the merger contemplated by the Agreement and Plan of Merger, dated as of June 22, 1999 among the Company, Metromedia Fiber Network, Inc., and Magellan Acquisition, Inc.), or sale or conveyance of all or substantially all of its assets, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         13. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

         14. WARRANT REGISTER; TRANSFERS, ETC.

                  (a) The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

                  (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

                  (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as Rudolph & Sletten is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

         15. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         16. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts among Delaware residents entered into and to be performed entirely within Delaware.

         17. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of and bind the Holder's successors, legal representatives and permitted assigns.

         18. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

         19. MARKET STAND-OFF. Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.


Dated:  September 3, 1999            ABOVENET COMMUNICATIONS INC.



                                     By: /s/ Stephen P. Belomy
                                         ------------------------------------
                                         Stephen P. Belomy
                                         Executive Vice President and Secretary

                                            Subscription


To:                                      Date:
   ---------------------------                ------------------------------


         The undersigned hereby subscribes for __________ shares of Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                    ------------------------------
                                    Signature


                                    ------------------------------
                                    Name for Registration


                                    ------------------------------
                                    Mailing Address


Net Issue Election Notice


To:                                      Date:
   ---------------------------                ------------------------------


         The undersigned hereby elects under Section 4 to surrender the right to purchase _______ shares of Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


                                    ------------------------------
                                    Signature


                                    ------------------------------
                                    Name for Registration


                                    ------------------------------
                                    Mailing Address

Assignment


         For value received ____________________________ hereby sells,

assigns and transfers unto ______________________________________

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    Please print or typewrite name and address of Assignee

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the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
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In the Presence of:


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